ASSET PURCHASE AGREEMENT

BY AND BETWEEN

OUTBACK STEAKHOUSE OF FLORIDA, INC.,

OUTBACK/ALABAMA-I, LIMITED PARTNERSHIP,

BIRMINGHAM I & II STEAKHOUSES, LTD.,

ALA BAMA III STEAKHOUSE LTD.,

MONTGOMERY STEAKHOUSE, LTD.,

MOBILE STEAKHOUSE, LTD.,

INVERNESS STEAKHOUSE, LTD.,

TUSCALOOSA STEAKHOUSE, LTD.,

PENSACOLA STEAKHOUSE, LTD.,

TIGER STEAK, LTD.,

HOUSTON COUNTY STEAKHOUSE, LTD.,

FULTONDALE STEAKHOUSE, LTD.,

OXFORD STEAKHOUSE, LTD.,

SHEFFIELD STEAKHOUSE, LTD.,

DESTIN STEAKHOUSE, LTD.,

BIRMINGHAM I & II MANAGEMENT, INC.,

ALA BAMA III, MANAGEMENT, INC.,

PANHANDLE RESTAURANT MANAGEMENT, INC.,

HOUSTON COUNTY STEAKHOUSE, INC.,

and

TIGER STEAK, INC.

Dated June ___, 2003

to be effective for all purposes

as of July 1, 2003

ASSET PURCHASE AGREEMENT

ADDITIONAL REPRESENTATIONS AND WARRANTIES  OF THE  GENERAL PARTNERS        17

Employment Agreement…………………………………………………………………….24

Exhibit A                      The Partnerships’ Restaurants

Exhibit B                       Allocation of Purchase Price

Exhibit C                       Proprietor’s Employment Agreement

Exhibit D                      Operations Director Employment Agreement

Exhibit E                       Management Agreement

Exhibit F                       Transfer Agreement

Schedule 2.1(a)             Owned Real Property

Schedule 2.1(b)             Ground Leases

Schedule 2.1(c)             Leased Real Property

Schedule 2.1(e)             Personal Property Leases

Schedule 2.1(g)             Contracts to be Assumed

Schedule 3.2(a)(v)         FF&E Loans

Schedule 3.2(b)             Permits and Licenses Assumed

Schedule 4.3                 Violations, Authorizations, Consents

Schedule 4.4                 Financial Statements

Schedule 4.5                 Tax Matters

Schedule 4.7                 Changes since the Recent Balance Sheet Date

Schedule 4.8                 Undisclosed Liabilities

Schedule 4.9                 Litigation

Schedule 4.10(a)           Non-Compliance With Laws and Orders

Schedule 4.10(b)           Licenses and Permits

Scheduled 4.11(a)          Marketable Title

Schedule 4.12                Insurance

Schedule 4.13(g)           Loan Agreements

Schedule 4.13(h)           Guarantees

Schedule 4.13(j)            Other Material Contracts

Schedule 4.14                Labor Matters

Schedule 4.16                Employment Compensation

Schedule 4.18                Major Suppliers

Schedule 4.19                Affiliates Relationships to Partnerships

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is dated June ___, 2003, and entered into by and among OUTBACK/ALABAMA-I, LIMITED PARTNERSHIP, a Florida limited partnership (“Buyer”); OUTBACK STEAKHOUSE OF FLORIDA, INC., a Florida corporation (“Outback”); BIRMINGHAM I & II STEAKHOUSES, LTD., an Alabama limited partnership, ALA BAMA III STEAKHOUSE LTD., an Alabama limited partnership, MONTGOMERY STEAKHOUSE, LTD., an Alabama limited partnership, MOBILE STEAKHOUSE, LTD., an Alabama limited partnership, INVERNESS STEAKHOUSE, LTD., an Alabama limited partnership, TUSCALOOSA STEAKHOUSE, LTD., an Alabama limited partnership, PENSACOLA STEAKHOUSE, LTD., a Florida limited partnership, TIGER STEAK, LTD., an Alabama limited partnership, HOUSTON COUNTY STEAKHOUSE, LTD., an Alabama limited partnership, FULTONDALE STEAKHOUSE, LTD., an Alabama limited partnership, OXFORD STEAKHOUSE, LTD., an Alabama limited partnership, SHEFFIELD STEAKHOUSE, LTD., an Alabama limited partnership, DESTIN STEAKHOUSE, LTD. a Florida limited partnership (each a “Partnership” and collectively, the “Partnerships”); and BIRMINGHAM I & II MANAGEMENT, INC., an Alabama corporation, ALA BAMA III, MANAGEMENT, INC., an Alabama corporation, PANHANDLE RESTAURANT MANAGEMENT, INC., a Florida corporation, HOUSTON COUNTY STEAKHOUSE, INC., an Alabama corporation, and TIGER STEAK, INC., an Alabama corporation (collectively, the “General Partners”).

RECITALS

The Partnerships are engaged in the business of developing, building, owning and operating certain Outback Steakhouse® restaurants pursuant to restaurant franchise agreements with Outback (each a “Franchise Agreement”), the general partner of the Buyer, utilizing Outback’s concept and operating system.

The Partnerships currently own and operate the Outback Steakhouse® restaurants listed adjacent to each Partnership’s name on Exhibit A, attached hereto and incorporated herein by reference (the “Restaurants”).

Each of the General Partners serves as general partner of one or more of the Partnerships.

Pursuant to the provisions hereof, Buyer desires to purchase from the Partnerships, and the Partnerships desire to sell to Buyer substantially all of the property and assets of the Partnerships, including the Restaurants.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

PURCHASE OF THE RESTAURANTS

Purchased Assets. Subject to the terms and conditions of this Agreement, as of the Effective Date (as defined in Section 14.5), the Partnerships shall sell, transfer, convey, assign and deliver to Buyer (or upon Buyer’s request, to one or more Affiliates of Buyer) and Buyer shall purchase and accept all of the business, rights, claims and assets (of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise, and wherever situated) of the Partnerships, together with all rights and privileges associated with such assets and with the Restaurants and the businesses of the Partnerships, other than the Excluded Assets (as hereinafter defined) (collectively the “Purchased Assets”), free and clear of any debts, liabilities, claims, encumbrances or obligations other than the Assumed Liabilities, as hereafter defined. The Purchased Assets shall include, but not be limited to, those assets listed in Section 2.1 hereof. For purposes of this Agreement, the term “Affiliate” shall mean any individual or entity (hereafter a “Person”), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person, as applicable. The term “control,” as used in the immediately preceding sentence, shall mean with respect to a corporation or limited liability company the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity. With respect to the Partnerships and General Partners, the term “Affiliate” shall include Roy C. Hockman (“Hockman”), Sidney Colen and L. Larrick Hockman, Jr.

Purchase Price. On the Closing Date, the Buyer shall pay to the Partnerships a purchase price (“Purchase Price”) of THIRTY MILLION FIVE HUNDRED THOUSAND DOLLARS ($30,500,000). The Purchase Price shall be allocated as described on Exhibit B attached hereto and incorporated herein by reference.

Payoff of Promissory Note. From the Purchase Price, the Buyer shall first pay to Outback Steakhouse of Florida, Inc. the principal and interest outstanding under the Promissory Note dated May 29, 2003, by Roy C. Hockman as Maker to Outback Steakhouse of Florida, Inc. as payee, in the original principal amount of $1,000,000 (the “Promissory Note”).

Cash to the Partnerships. Ninety Percent (90%) of the remainder of the Purchase Price existing after the payoff of the Promissory Note shall be paid in accordance with the allocation described on Exhibit B by wire transfer of immediately available funds to an account designated by the Partnerships.

Hold-Back. Buyer shall retain Ten Percent (10%) of the Purchase Price (“Retained Purchase Price”). In the event Buyer is entitled to an adjustment to the Purchase Price pursuant to Section 1.4 hereof, or indemnification from the Partnerships pursuant to Section 13 hereof, the amount of such adjustment or indemnification shall be paid by reducing the amount of the Retained Purchase Price to be delivered to the Partnerships. The Retained Purchase Price, reduced by any adjustment or indemnification amount as provided in the preceding sentence, shall be delivered to the Partnerships on the later of: (i) the determination of the adjustments to Purchase Price pursuant to Section 1.4 or (ii) sixty (60) days from the Closing Date.

Dissolution of the Partnerships. Nothing contained in this Agreement shall be construed as prohibiting the Partnerships from dissolving after the Closing Date and transferring to each partner such partner’s proportionate right to receive the Retained Purchase Price as provided in Section 1.2(c).

Adjustment to Purchase Price. As soon as practicable after the Effective Date, but in no event more than thirty (30) days thereafter, the Partnerships shall provide the Buyer with a balance sheet dated June 30, 2003, and financial statements of the Partnerships consisting of balance sheets of the Partnerships and the related statements of income and cash flows for trailing twelve (12) month period, prepared in accordance with GAAP and reviewed by the Partnerships’ Certified Public Accountant (collectively referred to as the “Closing Financials”). As soon as practicable after receipt of the Closing Financials, but in no event more than fifteen (15) days thereafter, the Buyer and Outback shall determine and report in writing to all parties hereto:

theamount of current assets of each Restaurant as of the Effective Date (excluding those current assets not utilized or received by the Buyer, e.g. prepaid insurance);

theamount of actual out of pocket expenses for restaurant sites under development (subject to approval by Outback);

the amountof all liabilities of each Restaurant (other than liabilities specified in Schedule 2.1(b), Schedule 2.1(c) and Schedule 2.1(g) to the extent assumed by Buyer) which were not paid in full prior to the Effective Date, including, without limitation, an estimate of any tax liability for periods prior to the Effective Date and including liability for unredeemed gift certificates at redemption value and accrued but unused vacation, holiday and sick pay;

theexcess, if any, of (i) three percent (3%) of each Restaurant’s gross sales (as defined in each Restaurant’s Franchise Agreement) over (ii) all expenditures for local advertising for such Restaurant approved by Outback pursuant to the Franchise Agreement.

Upon receipt of such report, the General Partners (by notice to Outback and the Buyer as provided herein) shall have a period of ten (10) days in which to object in writing to any portion or item of such report.  In the event no objection is timely made, the report shall be final and binding on all parties.  If timely objection is made, the chief financial officer of Outback and such persons designated by the General Partners (and at the expense of the General Partners) shall meet and attempt to agree on the items to which objection was made.  If such persons cannot agree within thirty (30) days from the date of written objection, the items on which agreement has not been reached shall be submitted to the Tampa, Florida office of PricewaterhouseCoopers (or other agreed upon independent “Big Four” accounting firm) for a resolution of such items and whose decision shall be final and binding on all parties.  The fees and expenses of PricewaterhouseCoopers (or other accounting firm) shall be paid by the nonprevailing party.

            If, as finally determined, the sum of items contained in Subparagraphs (a) and (b) above exceeds the sum of the items contained in Subparagraphs (c) and (d), above, the Buyer shall pay such excess to the Partnerships within ten (10) days of such final determination.  If, as finally determined, the sum of the items contained in Subparagraphs (c) and (d) exceeds the sum of items contained in Subparagraphs (a) and (b) above, Buyer may deduct the excess from the Retained Purchase Price. In the event the Retained Purchase Price does not fully reimburse the Buyer for the entire amount due hereunder, the Partnerships shall pay any excess to the Buyer within ten (10) days of the final determination.  The calculations and payments contemplated by this Section 1.4 shall be made on a Partnership by Partnership basis.

Allocation of Purchase Price. The aggregate Purchase Price (including the assumption by Buyer of the Assumed Liabilities) shall be allocated among the Purchased Assets for tax purposes in accordance with the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder, and consistent with the allocation on Exhibit B. The Partnerships and Buyer will follow and use such allocation in all tax returns, filings or other related reports made by them to any governmental agencies. To the extent that disclosures of this allocation are required to be made by the parties to the Internal Revenue Service (“IRS”), Buyer and the Partnerships will disclose such reports to the other prior to filing with the IRS.

TRANSFER OF ASSETS

Definition of Purchased Assets. The Purchased Assets shall include, but not be limited to, the following:

Owned Real Property. All of the real property, including fixtures, buildings, improvements, and all appurtenant rights, if any, owned by the Partnerships or the General Partners and used in connection with the operation of Restaurants (the “Owned Real Property”) as well as real property leased to the Restaurants and owned by Aussie Restaurant Management, Inc., an Alabama corporation, located in Oxford, Alabama, and by Outbackers Development Co. LLP, an Alabama limited liability partnership, located in Dothan, Alabama and described on Schedule 2.1(a)   (the “Related Real Property”). Aussie Restaurant Management, Inc. and Outback Development Co. LLP are referred herein as the “Real Estate Owners”.

Leasehold Estate Real Property. All of the real property, including fixtures, buildings, improvements, and all appurtenant rights subject to a ground lease in favor of Aussie Restaurant Management, Inc. (“Aussie Restaurant Management”) by the owner thereof  (the “Ground Leases”) and subleased to the Restaurants, including the real property described on Schedule 2.1(b), and including, without limitation, all of Aussie Restaurant Management’s interest as landlord under said Leases(the “Leasehold Estate Real Property”).

Leased Real Property. All of the leases of real property with respect to real property leased by the Partnerships or utilized by the Partnerships in the operation of the Restaurants, including the leases (the “Real Property Leases”) described on Schedule 2.1(c) with respect to the real property described thereon (the “Leased Real Property”).

Personal Property. All machinery, equipment, vehicles, tools, supplies, spare parts, furniture, smallwares and all other personal property owned, utilized, or held for use by the Partnershipsin the operation of the Restaurants or located at the Restaurants.

Personal Property Leases. All leases of machinery, equipment, vehicles, furniture and other personal property leased by the Partnerships (the “Personal Property Leases”) described in Schedule 2.1(e).

Inventory. All inventory held by the Partnerships on the Effective Datethat shall be that level of inventory typically held at the Restaurants in the ordinary course of business.

Contracts. Except as otherwise specifically provided herein, all rights in, to and under all contracts (hereinafter “Contracts”) of the Partnerships disclosed in Schedule 2.1(g)that are terminable by Buyer without cause on notice of ninety (90) days or less (such schedule includes a summary of all oral Contracts other than oral Contracts which extend for less than thirty days or which are terminable at will) and every contract entered into in the ordinary course of business pursuant to Section 3.2(a)(iv). Buyer does not assume any agreement, contract or purchase order of the Partnerships not specified in Schedule 2.1(g), not entered into in the ordinary course of business pursuant to Section 3.2(a)(iv), or specified in Schedule 2.1(g) but not terminable by Buyer without cause on notice of ninety (90) days or less. To the extent that any Contract for which assignment to Buyer as provided herein is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. The Partnerships and Buyer agree to use their reasonable efforts (without any requirement on the part of Buyer or the Partnerships to pay any money or, on the part of Buyer, to agree to any change in the terms of any such Contract) to obtain the consent of such other party to the assignment of any such Contract to Buyer in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, the Partnerships agree to cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits intended to be assigned to Buyer under the relevant Contract, including enforcement at the cost and for the account of Buyer of any and all rights of the Partnerships against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Buyer, upon notice, shall have no obligation pursuant to Section 3.2 or otherwise with respect to any such Contract and any such Contract shall not be deemed to be a Purchased Asset hereunder.

Computer Software. All computer source codes, programs and other software of the Partnerships or utilized by the Partnerships in the operation of the Restaurants, including all machine readable code, printed listings of code, documentation and related property and information, but only to the extent that the Partnerships have the right to convey the same pursuant to existing license agreements.

Literature. All menus, sales literature and promotional literature and similar materials of the Partnerships or utilized by the Partnerships in the operation of the Restaurants.

Records and Files. All records, files, invoices, supplier lists, blueprints, specifications, designs, drawings, accounting records, business records, operating data and other data of the Restaurants, but excluding tax and financial accounting records of the Partnerships.  With respect to all such data conveyed to Buyer, the Partnerships shall retain the right to have access to the same for purposes of its financial accounting purposes and in connection with tax preparation and audits.

Licenses; Permits. All licenses, permits and approvals of the Partnerships or utilized by the Partnerships in the operation of the Restaurants to the extent the same may be assigned to Buyer.

Goodwill.  The good will and going concern value of the Restaurants.

Causes of Action. All causes of action arising out of occurrences on or after the Effective Date and all prepaid items. With respect to prepaid items, they shall be included in the definition of Purchased Assets only to the extent a purchase price has been assigned thereto or adjustment has been made therefor under this Agreement.

Prorations. The following prorations relating to the Purchased Assets will be made as of the Effective Date, with the Partnerships liable to the extent such items relate to any time period up to the Effective Date and Buyer liable to the extent such items relate to the Effective Date and periods subsequent to the Effective Date. The net amount of all such prorations will be settled and paid on the Closing Date, if possible, and if not possible then as soon as practicable thereafter.

Taxes. Personal property taxes, real estate taxes and assessments, and other taxes, if any, on or with respect to the Purchased Assets; provided that special assessments levied prior to the Effective Date shall be paid by the Partnerships.

Rents. Rents, additional rents, taxes and other items payable by the Partnerships under any lease, license, permit, contract or other agreement or arrangement to be assigned to or assumed by Buyer.

Utilities. The amount of rents, taxes and charges for sewer, water, fuel, telephone, electricity and other utilities; provided that if practicable, meter readings shall be taken on the applicable Effective Date and the respective obligations of the parties determined in accordance with such readings.

Normal Adjustments. All other items normally adjusted in connection with similar transactions.

            If the actual expense of any of the above items for the billing period within which the Effective Date falls is not known on the Effective Date, the proration shall be made as soon as such actual expense becomes known. The Partnerships agree to furnish Buyer with such documents and other records as shall be reasonably requested in order to confirm all proration calculations.

Excluded Assets. The provisions of Section 2.1 notwithstanding, the Partnerships shall not sell, transfer, assign, convey or deliver to Buyer, and Buyer will not purchase or accept the following assets of the Partnerships (collectively the “Excluded Assets”):

Cash and Cash Equivalents. All cash and cash equivalents, other than petty cash balances at the Restaurants.

Consideration. The consideration delivered by Buyer pursuant to this Agreement, the Partnerships’ other rights under or in connection with this Agreement and any other agreements or instruments contemplated hereby or thereby.

Tax Credits and Records. Federal, state and local income and franchise tax credits and tax refund claims and associated returns and records; provided however, Buyer shall have reasonable access to such returns and records and may make excerpts therefrom and copies thereof.

Organizational Documents. The Partnerships, their Certificates of Limited Partnership, Limited Partnership Agreements, record books and other records having exclusively to do with the organization and capitalization of the Partnerships; provided however, Buyer shall have reasonable access to such books and records and may make excerpts therefrom and copies thereof.

Employee Records. Any and all employee books and records to the extent that such transfer of books and records would be in violation of any laws, provided the Partnerships shall provide Buyer with copies of such books and records.

Causes of Action.  Causes of action and rights to receive funds and all other claims pertaining to the period of time prior to the Effective Date.

Insurance Policies.  Any insurance policies, indemnity bonds, surety bonds, or any claims or rights with respect thereto.

LIABILITIES

Liabilities Not to be Assumed. As used in this Agreement, the term “Liability” shall mean and include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured. Except for Assumed Liabilities, the Partnerships agree to timely pay and discharge all Liabilities that relate to periods before the Effective Date. Except as and to the extent specifically set forth in Section 3.2, Buyer is not assuming any Liabilities of any of the Partnerships and all such Liabilities shall be and remain the responsibility of the Partnerships. Without limiting the generality of the foregoing, Buyer is not assuming and the Partnerships shall not be deemed to have transferred to Buyer the following Liabilities of the Partnerships:

Income and Franchise Taxes. Any Liability of the Partnerships for Federal income taxes and any state or local income, profit, sales, use or franchise taxes (and any penalties or interest due on account thereof).

Claims. Any Liability whether in tort, contract or otherwise.

Litigation Matters. Any Liability with respect to any action, suit, proceeding, arbitration, investigation or inquiry, whether civil, criminal or administrative (“Litigation”), whether or not described in Schedule 4.9.

Infringements. Any Liability to a third party for infringement of any third party’s intellectual property.

Transaction Expenses. Except as provided in Section 16.9,or elsewhere in this Agreement, all Liabilities incurred by the Partnerships in connection with this Agreement and the transactions contemplated herein.

Liability For Breach. Liabilities of the Partnerships for any breach or failure to perform any of the Partnerships’ covenants and agreements contained in, or made pursuant to, this Agreement, or, prior to the Effective Date, any other contract, whether or not assumed hereunder, including breach arising from assignment of contracts hereunder without consent of third parties.

Liabilities to Affiliates. Liabilities to present or former Affiliates.

Violation of Laws or Orders. Liabilities for any violation of or failure to comply with any statute, law, ordinance, rule or regulation (collectively, “Laws”) or any order, writ, injunction, judgment, plan or decree (collectively, “Orders”) of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other (collectively, “Government Entities”).

Escheat Obligations. Any obligations to the State of Alabama, the State of Florida or any other Governmental Entity arising from gift certificate escheat laws, as the same may be applied to any gift certificates sold but unredeemed on the Effective Date, except that Buyer shall assume such obligations with respect to gift certificates for which adjustment is made to the purchase price under Section 3.2(a)(iii).

Obligations with respect to Certain Managing Partners. Any Liability or other obligation to Loyd Tomlinson or Tom Braddock (each a “Terminated MP”) due to or in connection with either Terminated MP’s employment with any of the Partnerships, General Partners or their affiliates, the termination of any Terminated MP’s employment, any requirement to repurchase a Terminated MP’s interest in any Partnership or Restaurant or any Promissory Note payable to any Terminated MP, whether such Liability arises before, after or on the Effective Date.

Liabilities to be Assumed. Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer shall assume and agree to perform and discharge the following, and only the following Liabilities of the Partnerships (collectively the “Assumed Liabilities”):

Contractual Liabilities. The Partnerships’ Liabilities arising from events occurring on or after the Effective Date under and pursuant to the following Contracts:

The Ground Leases specified in Schedule 2.1(b) and the Real Property Leases specified in Schedule 2.1(c);

All Contracts described in Schedule 2.1(g) and that are terminable by Buyer without cause on notice of ninety (90) days or less;

All obligations under gift certificates, accrued but unused vacation, holiday and sick pay, and other liabilities and matters for which adjustment is made to the Purchase Price under Section 1.4(c) hereof;

Every Contract entered into by on or more of the Partnerships in the ordinary course of business which does not involve consideration or other expenditure by any Partnership payable or performable on or after the Effective Date in excess of One Thousand Dollars ($1,000) or performance over a period of more than twelve (12) months, and all other Contracts of the Partnerships which are terminable at will; and

The loans for furniture, fixtures and equipment listed on Schedule 3.2(a)(v) attached hereto and incorporated herein by reference.

The Contracts described in Sections 3.2(a)(i), (ii), (iii) and (iv) above are hereinafter collectively described as the “Assumed Contracts.”

Liabilities Under Permits and Licenses. The Partnerships’ Liabilities arising from events occurring on or after the Effective Date under any permits or licenses listed in Schedule 3.2(b) and assigned to Buyer at the Closing.

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIPS AND THE GENERAL PARTNERS

            Each Partnership and each General Partner, jointly and severally, represents and warrants to Buyer and Outback that, each of the following is true and correct in all material respects on the date hereof except to the extent identified in disclosure schedules referred to below in this Section 4 and attached to this Agreement (“Disclosure Schedules”), shall remain true and correct in all material respects to and including the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by Buyer or Outback, or, except as specifically provided herein, any knowledge of Buyer or Outback, and shall survive the closing of the transactions provided for herein for a period of eighteen (18) months from the Effective Date.

   General.

Organization. The Partnerships are limited partnerships duly organized, validly existing and in good standing under the laws of either the State of Alabama or the State of Florida. Aussie Restaurant Management, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. Outbackers Development Co. LLP is a limited liability partnership duly organized, validly existing and in good standing under the laws of the State of Alabama.

Power. Each Partnership and Real Estate Owner has all requisite power and authority to own, operate and lease its properties, to carry on its businesses as and where such are now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto and to carry out the transactions contemplated hereby and thereby.

Qualification. Each Partnership is duly licensed or qualified to do business as a foreign entity, and it is in good standing, in each jurisdiction wherein the character of the properties owned or leased by is, or the nature of its business, makes such licensing or qualification necessary.

No Subsidiaries. None of the Partnerships owns any interest in any corporation, partnership or other entity.

Authority. The General Partners have the power and authority to execute and deliver this Agreement on behalf of the Partnerships. The Real Estate Owners have the power and authority to execute and deliver the Joinder to this Agreement. The Partnerships and Real Estate Owners have the power and authority to perform their obligations under this Agreement. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Partnerships, by the General Partners on behalf of the Partnerships, or by the Real Estate Owners pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Partnerships and Real Estate Owners. The execution, delivery and performance by the General Partners and the Partnerships of this Agreement and all other documents executed or to be executed in connection with this Agreement and the consummation of the transactions provided for herein have been duly authorized and approved by the partners of the Partnerships as required by the laws of the state of their formation and their governance documents.Other than as specifically provided in this Agreement or disclosed in the Disclosure Schedules, no other or further act or proceeding on the part of the Partnerships or Real Estate Owners is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by the Partnerships or Real Estate Owners pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by the Partnerships pursuant hereto will constitute, valid binding agreements of the Partnerships, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and the availability of equitable remedies may be limitedby general equitable principles.

No Violation. Except as set forth onSchedule 4.3, neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by the Partnerships and the Real Estate Owners pursuant hereto, nor the consummation by the Partnerships and Real Estate Owners of the transactions contemplated hereby and thereby (a) will materially violate any applicable Law or Order, (b) will require any authorization, consent, approval, exemption or other action by or notice to any Government Entity, or (c) subject to obtaining the consents referred to inSchedule 4.3, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (as defined in Section 4.11(a)) upon any of the assets of the Partnerships or Real Estate Owners under, any term or provision of Certificates of Limited Partnership or Partnership Agreements of the Partnerships or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which any of the Partnerships or Real Estate Owners is a party or by which any of the Partnerships, Real Estate Owners, or any of their assets or properties may be bound or affected.

Financial Statements. Included asSchedule 4.4 are true and complete copies of the audited financial statements of the Partnerships consisting of balance sheets of the Partnerships as of December 31, 2001, and the unaudited financial statements of the Partnerships consisting of balance sheets of the Partnerships as of December 31, 2001, (the “Recent Balance Sheet”), and the related statements of income and cash flows for the years then ended (including the notes contained therein or annexed thereto) (the “Recent Financial Statements”; the Recent Financial Statements and the Closing Financial Statements shall be collectively referred to as (the “Warranted Financial Statements”). All of such Warranted Financial Statements (including all notes and schedules contained therein or annexed thereto) were true, complete and accurate as of the date thereof, were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, for the absence of footnote disclosure) applied on a consistent basis, were prepared in accordance with the books and records of the Partnerships, and fairly presented as of their respective dates, in accordance with generally accepted accounting principles, the assets, liabilities and financial position, the results of operations and cash flows of the Partnerships as of the dates and for the years and periods indicated.

Tax Matters. Except as set forth on Schedule 4.5 all state, county, local and other tax returns required to be filed by or on behalf of the Partnerships and Real Estate Owners have been timely filed and when filed were true and correct in all material respects, and the taxes shown as due thereon were paid or adequately accrued. The Partnerships have duly withheld and paid all taxes that each is required to withhold and pay relating to salaries and other compensation heretofore paid to the employees of the Partnerships.

Inventory. All inventory of the Partnerships reflected on the Recent Balance Sheet consisted of a quality and quantity usable and saleable in the ordinary course of business, had a commercial value at least equal to the value shown on such balance sheet and was valued in accordance with GAAP. All inventory purchased since the date of such balance sheet consisted of a quality and quantity usable and saleable in the ordinary course of business. All current inventory of the Partnerships is located on premises owned or leased by the Partnerships as reflected in this Agreement.

Absence of Certain Changes. Except as and to the extent set forth in Schedule 4.7, since the date of the Recent Balance Sheet there has not been:

No Adverse Change. Any material adverse change in the financial condition, assets, Liabilities, business, prospects or operations of the Partnerships or Real Estate Owners;

No Damage. Any material loss, damage or destruction, whether covered by insurance or not, affecting the Partnerships’ or Real Estate Owners’ business or properties;

No Increase in Compensation. Other than such thereof as has occurred in the ordinary course of business, any increase in the compensation, salaries or wages payable or to become payable to any employee of the Partnerships (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued;

No Labor Disputes. Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of the Partnerships;

No Commitments. Any material commitment or transaction by the Partnerships (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

No Disposition of Property. Any sale, lease or other transfer or disposition of any properties or assets of the Partnerships or Real Estate Owners, except in the ordinary course of business;

No Indebtedness. Any indebtedness for borrowed money incurred, assumed or guaranteed by the Partnerships or Real Estate Owners;

No Liens. Any Lien made on any of the properties or assets of the Partnerships or Real Estate Owners other than liens for taxes not yet due and payable;

No Amendment of Contracts. Any entering into, amendment or termination by the Partnerships or Real Estate Owners of any contract, or any waiver of material rights thereunder, other than in the ordinary course of business or except as disclosed by the Partnerships to the Buyer;

No Unusual Events. Any other event or condition not in the ordinary course of business of the Partnerships or Real Estate Owners.

Absence of Undisclosed Liabilities. Except as and to the extent specifically disclosed in the Recent Balance Sheet, or in Schedule 4.8, the Partnerships do not have any Liabilities other than liabilities and obligations incurred since the date of the Recent Balance Sheet in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect on the business, financial condition or results of operations of the Partnerships. Except as and to the extent described in the Recent Balance Sheet or in Schedule 4.8, none of the Partnerships or General Partners has any Knowledge of any basis for the assertion against the Partnerships or Real Estate Owners of any Liability and to the Knowledge of the Partnerships or General Partners there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to Liabilities, except for liabilities and obligations incurred in the ordinary course of the Partnerships’ or Real Estate Owners’ business.  Where used in this agreement, the term “Knowledge” shall refer to the actual knowledge of Roy C. Hockman, Sidney Colen, L. Larrick Hockman, Jr., Angela Morris, Harry Gauntlett, and each of the Managing Partners of the Restaurants, and shall not extend to any other employees or agents of the Partnerships, Real Estate Owners and/or the General Partners.

No Litigation. Except as set forth in Schedule 4.9 there is no Litigation pending or, to the Knowledge of the Partnerships or General Partners, threatened against the Partnerships, the Real Estate Owners, their partners or shareholders (in such capacity), their business or their assets, nor do the Partnerships, the General Partners or the Real Estate Owners have Knowledge of any basis for any such Litigation. Schedule 4.9 also identifies all Litigation to which the Partnerships, the General Partners (in such capacity) or the Real Estate Owners have been parties. Except as set forth in Schedule 4.9, neither the Partnerships, the Real Estate Owners, nor their business or assets are subject to any Order of any Government Entity.

Compliance With Laws and Orders.

Compliance. Except as set forth inSchedule 4.10(a), each Partnership and each Real Estate Owner (including its operations, practices, properties and assets) is in material compliance with all applicable Laws and Orders, including, without limitation, those applicable to discrimination in employment, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations and product advertising. Except as set forth in Schedule 4.10(a), none of the Partnerships or Real Estate Owners has received notice of any violation or alleged violation of, and is subject to no Liability for past or continuing violation of, any Laws or Orders. The Partnerships, the General Partners and the Real Estate Ownershave no Knowledge that any of the Partnerships, Real Estate Ownersor the Restaurants is not in compliance with any such laws applicable to their respective business, where failure to so comply would have a material adverse effect on their business, operations, properties, assets or conditions. All reports and returns required to be filed by any of the Partnerships or Real Estate Owners with any Government Entity have been filed, and were accurate and complete when filed. Without limiting the generality of the foregoing:

(i)         Every Partnership and Real Estate Owner has made all required payments to its unemployment compensation reserve accounts with the appropriate governmental departments of the states where it is required to maintain such accounts, and each of such accounts has a positive balance.

(ii)        The operation of each Partnership’s and Real Estate Owner’s business as it is now conducted does not, nor does any condition existing at any of the Restaurants, in any manner constitute a nuisance or other tortuous interference with the rights of any person or persons in such a manner as to give rise to or constitute the grounds for a suit, action, claim or demand by any such person or persons seeking compensation or damages or seeking to restrain, enjoin or otherwise prohibit any aspect of the conduct of such business or the manner in which it is now conducted.

(iii)       Each Partnership has delivered to Buyer copies of all reports of the applicable Partnership for the past five (5) years required under all applicable health and safety laws and regulations. The deficiencies, if any, noted on such reports have been corrected.

Licenses and Permits. Except as set forth on Schedule 4.10(b), each of the Partnerships has, or will have on the Closing Date, all licenses, permits, approvals, authorizations and consents of all Government Entities and all certification organizations required for the conduct of the business (as presently conducted and as proposed to be conducted by the Partnerships) and operation of the Restaurants. Except as disclosed on Schedule 4.10(b), all such licenses, permits, approvals, authorizations and consents, are in full force and effect.  Except as set forth in Schedule 4.10(b), each of the Partnerships (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents.

Title to and Condition of Properties.

Marketable Title. The Partnerships and Real Estate Owners have, or will have on the Closing Date, good and marketable title to all the Purchased Assets, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights-of-way, exceptions, limitations, charges or encumbrances of any nature whatsoever except those described in Schedule 4.11(a) and other than liens for taxes not yet due and payable and the interests of the lessors under the Ground Leases and the Real Property Leases and Personal Property Leases (collectively, “Liens”). Except as described on Schedule 4.11(a), none of the Purchased Assets are subject to any restrictions with respect to the transferability thereof. Except as described on Schedule 4.11(a), the Partnerships and Real Estate Owners have complete and unrestricted power and right to sell, assign, convey and deliver the Purchased Assets to Buyer as contemplated hereby. On the Closing Date, Buyer will receive good and marketable title to all the Purchased Assets, free and clear of all Liens of any nature whatsoever except those described in Schedule 4.11(a).

Condition. All tangible assets (real and personal) constituting Purchased Assets hereunder are in good operating condition and repair, free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of the Partnerships or any of the Restaurants), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the business of the Partnerships and the Restaurants as conducted during the preceding twelve (12) months. All buildings and other structures constituting the Restaurants’ premises are in good condition and repair and have no structural defects or defects affecting the plumbing, electrical, sewerage, or heating, ventilating or air conditioning systems. The Partnerships, General Partners and Hockman shall indemnify and hold the Buyer and Outback harmless from the cost of any extraordinary repairs for a period of two (2) years following the Effective Date, and the Partnerships, General Partners and Hockman assume the joint and several burden and shall pay for all costs of extraordinary repairs to the improvements during such period.

Real Property. Schedule 2.1(a), Schedule 2.1(b) and Schedule 2.1(c) set forth all real property owned, used or occupied by each Partnership and its Restaurants (the “Real Property”).  There are now in full force and effect duly issued certificates of occupancy permitting the Real Property and improvements located thereon to be legally used and occupied as the same are now constituted. All of the Real Property has permanent rights of access to dedicated public highways. To the Knowledge of the Partnerships, the General Partners and the Real Estate Owners, no fact or condition exists which would prohibit or adversely affect the ordinary rights of access to and from the Real Property from and to the existing highways and roads and there is no pending or threatened restriction or denial, governmental or otherwise, upon such ingress and egress. To the Partnerships’, the General Partners’ and the Real Estate Owners’ Knowledge, no public improvements have been commenced and to the Partnerships’, the General Partners’ and the Real Estate Owners’ Knowledge none are planned which in either case may result in special assessments against or otherwise materially adversely affect any Real Property. There is not (i) any claim of adverse possession or prescriptive rights involving any of the Real Property, (ii) any structure located on any Real Property which encroaches on or over the boundaries of neighboring or adjacent properties or (iii) any structure of any other party which encroaches on or over the boundaries of any of such Real Property.  Except as disclosed on said Schedules, none of the Real Property is located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any Law.  To the Knowledge of the Partnerships, the General Partners and the Real Estate Owners, no portion of any of the Real Property has been used as a landfill or for storage or landfill of hazardous or toxic materials. The Partnerships, the General Partners and the Real Estate Owners do not have Knowledge of any (i) planned or proposed increase in assessed valuations of any Real Property, (ii) Order requiring repair, alteration, or correction of any existing condition affecting any Real Property or the systems or improvements thereat, (iii) condition or defect which could give rise to an order of the sort referred to in “(ii)” above, or (iv) underground storage tanks on the Real Property, or any structural, mechanical, or other defects of material significance affecting any Real Property or the systems or improvements thereat (including, but not limited to, inadequacy for normal use of mechanical systems or disposal or water systems at or serving the Real Property).

No Condemnation or Expropriation. Neither the whole nor any portion of the property or any other assets of any of the Partnerships or Real Estate Owners are subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any Government Entity with or without payment of compensation therefor, nor to the best of Partnerships’, General Partners’ and Real Estate Owners’ Knowledge has any such condemnation, expropriation or taking been proposed.

No Certified Survey Map Required. No certified survey map or other state, municipal, or other governmental approval regarding the division, platting, or mapping of real estate is required as a prerequisite to the conveyance to Buyer (or as a prerequisite to the recording of any conveyance document) of any Owned Real Property, Related Real Property, Leasehold Estate Real Property or Leased Real Property pursuant to the terms hereof.

Insurance. Set forth in Schedule 4.12 is a complete and accurate list of all policies of fire, liability, product liability, workers compensation, health and other forms of insurance presently in effect with respect to the business and properties of the Partnerships, true and correct copies of which have heretofore been made available to Buyer for its inspection. No notice of cancellation or termination has been received with respect to any such policy, and none of the Partnerships or the General Partners has any Knowledge of any act or omission of the Partnerships that could result in cancellation of any such policy prior to the Closing Date. All general liability policies maintained by or for the benefit of the Partnerships have been “occurrence” policies and not “claims made” policies.  None of the insurance policies or rights thereunder are transferable or are to be transferred to Buyer pursuant to this Agreement.

Contracts and Commitments.

Real Property Leases. Except as set forth in Schedules 2.1(b) and 2.1(c), none of the Partnerships or Real Estate Owners have any leases of real property. The Ground Leases and the Real Property Leases are in full force and effect, none of the Partnerships or Real Estate Owners is in default of any term, covenant or obligation under any of the Ground Leases or the Real Property Leases, and to the Knowledge of the Partnerships, the General Partners and the Real Estate Owners, no condition exists which, with the passage of time or giving of notice, would constitute a default under any term, covenant or obligation of any of the Partnerships or Real Estate Owners under any Ground Lease or under any Real Property Lease.

Personal Property Leases. Except as set forth inSchedule 2.1(e), none of the Partnerships has any leases of personal property involving consideration or other expenditure in excess of one thousand dollars ($1,000) or involving performance over a period of more than twelve (12) months except for such leases which are terminable at will.

Purchase Commitments. None of the Partnerships has any purchase commitments for inventory items or supplies that, together with amounts on hand, constitute in excess of two (2) months normal usage, or which are at an excessive price.

Contracts With Affiliates and Certain Others. Except a set forth on Schedule 2.1(g), none of the Partnerships has any agreement, understanding, contract or commitment (written or oral) with any Affiliate or any other officer, employee, agent, consultant, distributor, dealer or franchisee that is not cancelable on notice of not longer than thirty (30) days without liability, penalty or premium of any nature or kind whatsoever.

Powers of Attorney. None of the Partnerships has given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

Collective Bargaining Agreements. None of the Partnerships is a party to any collective bargaining agreement with any unions, guilds, shop committees or other collective bargaining groups.

Loan Agreements. Except as set forth in Schedule 4.13(g), none of the Partnerships or Real Estate Owners is obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise, that will not be paid in full prior to or at Closing.

Guarantees. Except as disclosed on Schedule 4.13(h), none of the Partnerships or Real Estate Owners has guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

Burdensome or Restrictive Agreements. None of the Partnerships or General Partners is a party to or bound by any agreement, deed, lease or other instrument which is so burdensome as to materially and adversely affect or impair the operation of the Restaurants. Without limiting the generality of the foregoing, none of the Partnerships or General Partners is a party to or bound by any agreement requiring it to assign any interest in any trade secret or proprietary information, or prohibiting or restricting it from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world.

Other Material Contracts. None of the Partnerships has a lease, license, contract or commitment of any nature involving consideration or other expenditure in excess of one thousand dollars ($1,000), or involving performance over a period of more than twelve (12) months, or which is otherwise individually material to the operations of the Restaurants, except as described in Schedule 4.13(j) or in any other Disclosure Schedule except such as are terminable at will.

No Default. None of the Partnerships or Real Estate Owners is in material default under any lease, contract or commitment, nor to the Knowledge of Partnerships, General Partners or Real Estate Owners, has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of its obligations or result in the creation of any Lien on any of the assets owned, used or occupied by it. To the Knowledge of the Partnerships, the General Partners or the Real Estate Owners, no third party is in default under any lease, contract or commitment to which any of the Partnerships is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

Labor Matters. To the Knowledge of the Partnerships and the General Partners, (a) none of the Partnerships or General Partners has experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements in connection with the Restaurants; (b) each of the Partnerships and General Partners is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (c) there is no unfair labor practice charge or complaint against any of the Partnerships or General Partners pending or threatened; (d) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting any of the Partnerships or the General Partners; (e) no question concerning representation has been raised or is threatened respecting the employees of any of the Partnerships or General Partners; (f) no grievance which might have a material adverse effect on any of the Partnerships or General Partners, nor any arbitration proceeding arising out of or under collective bargaining agreements, is pending and no such claim therefor exists; and (g) there are no administrative charges or court complaints against any of the Partnerships or the General Partners concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity Commission or any Government Entity, except as disclosed on Schedule 4.14.

Employee Benefit Plans.

            The Partnerships and the General Partners have provided and/or identified each “employee benefit plan,” as defined in Section 3(3) of ERISA which (i) is subject to any provision of ERISA and (ii) is or was at any time during the last 5 years maintained, administered or contributed to by any of the Partnerships or the General Partners or any affiliate (as defined in Section 407(d)(7) of ERISA) and covers any employee or former employee of any of the Restaurants or any affiliate or under which any of the Partnerships,  the Restaurants or any affiliate has any liability. Such plans are referred to collectively herein as the “Employee Plans.”

            Each Employee Plan has been maintained in compliance with its terms and the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, which are applicable to such Plan. No assets of any of the Partnerships are or could be subject, directly or indirectly, to any liability or lien by reason of any action or inaction taken with respect to any Employee Plan maintained by any of the Partnerships or the General Partners.

            None of the Partnerships or the General Partners has any liability in respect of post-retirement health and medical benefits for retired employees of any of the Restaurants, the Partnerships or any affiliate, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). Each of the Partnerships or the General Partners has reserved its right to amend or terminate any Employee Plan or other benefit arrangement providing health or medical benefits in respect of any active employee of any of the Restaurants or Partnerships under the terms of any such plan and descriptions thereof given to employees. With respect to any Employee Plans which are “group health plans” under Section 4980B of the Code and Section 607(l) of ERISA, there has been timely compliance in all material respects with all requirements imposed thereunder, and under Parts 6 and 7 of Title I of ERISA generally, so that the Partnerships and any affiliate have no (and will not incur any) loss, assessment, tax penalty or other sanction with respect to any such plan.

            There has been no amendment to, written interpretation or announcement (whether or not written) by any of the Partnerships or the General Partners or any affiliate relating to, or change in employee participation or coverage under, any Employee Plan which would increase the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended immediately prior to the Closing Date.

Employment Compensation. Schedule 4.16 contains a true and correct list of all employees to whom each of the Partnerships or the General Partners is paying compensation, including bonuses and incentives, at an annual rate in excess of Twenty Thousand Dollars ($20,000) for services rendered or otherwise in connection with any Restaurant or the business of any Partnership; and in the case of salaried employees such list identifies the current annual rate of compensation for each employee and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range. Neither any action on the part of any of the Partnerships or the General Partners prior to the Closing Date, the sale by the Partnerships to Buyer of the business and assets of the Partnerships pursuant to this Agreement, the transactions contemplated hereby, nor the failure by Buyer to hire as a permanent employee of Buyer any employee of any of the Partnerships the General Partners or their affiliates, shall directly or indirectly result in any Liability (i) for severance payments or termination benefits or (ii) by virtue of any state, federal or local law.

Intellectual Property. In order to conduct the business of the Partnerships, as such is currently being conducted or proposed to be conducted, none of the Partnerships requires the rights to any intellectual property that it does not already have. To the Knowledge of the Partnerships and the General Partners, none of the Partnerships is infringing and has not infringed any intellectual property of another in the operation of the business of the Partnerships, nor is any other person infringing the intellectual property of the Partnerships. None of the Partnerships has granted any license or made any assignment of its rights in any intellectual property.  Other than to Outback, none of the Partnerships pays any royalties or other consideration for the right to use any intellectual property of others. There is no Litigation pending or threatened to challenge any Partnership’s right, title and interest with respect to its continued use of any intellectual property. All intellectual property of any of the Partnerships is valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of the Partnerships.

Major Suppliers. Schedule 4.18 contains a list of the five (5) largest suppliers to the Partnerships for the most recent fiscal year (determined on the basis of the total dollar amount of purchases) showing the total dollar amount of purchases from each such supplier during such year. None of the Partnerships or the General Partners have any Knowledge or information of any facts indicating, nor any other reason to believe, that any of the suppliers listed on Schedule 4.18 will not continue to be suppliers to the business of the Partnerships after the Closing Date and will not continue to supply the business with substantially the same quantity and quality of goods at competitive prices.

Affiliates’ Relationships to the Partnerships. Except as disclosed in Schedule 4.19, no Affiliate has any direct or indirect interest in (i) any entity that does business with the Partnerships or is competitive with Partnerships’ business, or (ii) any property, asset or right which is used by any Partnership in the conduct of its business.

Assets Necessary to Business. The Purchased Assets include all property and assets (except for the Excluded Assets), tangible and intangible, and all leases, licenses and other agreements, which are necessary to permit Buyer to carry on, or currently used or held for use in, the business of the Partnerships as presently conducted and as conducted immediately prior to the Closing Date.

No Brokers or Finders. None of the Partnerships, General Partners, Real Estate Owners nor any of their Affiliates, managers, officers, employees, partners or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

Disclosure. No representation or warranty by any of the Partnerships or the General Partners in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf any of the Partnerships or General Partners pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements and information contained in any certificate or Disclosure Schedule delivered by or on behalf of any of the Partnerships or the General Partners shall be deemed representations and warranties of the Partnerships and General Partners, jointly and severally. Notwithstanding the foregoing provisions of this Section 4, if any of the Partnerships or the General Partners learns of any actual or alleged inaccuracy in such representations or warranties, the Partnerships shall promptly notify the Buyer in writing thereof. The writing, to be a valid notification, must state the details causing the actual or alleged inaccuracy and specify which representations or warranties the Partnerships or the General Partners believe have been made inaccurate. In the event that prior to the Closing Date, Outback or the Buyer has actual conscious knowledge of any inaccuracy in the Partnership’s or General Partner’s representations and warranties, Outback or the Buyer shall promptly notify the Partnerships, in writing. The Partnerships shall, prior to five (5) days before the earlier of the Closing Date or ten (10) days after receiving such written notice from the Buyer or of learning of such actual or alleged inaccuracy, make commercially reasonable efforts to cure such inaccuracy. Failing such cure by the Partnerships or the Partnerships’ election not to effect cure, the Partnerships shall, within the period specified in the preceding sentence, notify the Buyer in writing of such failure to cure, and the Buyer’s sole and exclusive remedy therefore shall be to elect, prior to the earlier of the Closing Date or ten (10) business days after receiving such written notice from the Partnerships, to either (y) proceed to Closing and waive such inaccuracy or (z) cancel this Agreement, whereupon neither party will have any further rights or obligations regarding this Agreement. If the Buyer proceeds to Closing, without exercising such right of cancellation, the applicable representation or warranty shall be deemed automatically amended to conform with such Knowledge of the Buyer, and the Partnerships shall have no liability whatsoever for such previously inaccurate representation or warranty. Notwithstanding the foregoing, if any inaccuracy in the Partnerships’ or General Partners’ representations or warranties occurs as a result of a misrepresentation intentionally made by any of the Partnerships or General Partners, or if any of the Partnerships or General Partners hereafter intentionally takes an action to cause a breach of a representation or warranty contained in this Agreement, then in either such event the Buyer shall have the right to recover damages from the Partnerships and General Partners as may be allowed by law.

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE GENERAL PARTNERS

            Each General Partner, jointly and severally represents and warrants to Buyer and Outback that, each of the following is true and correct in all material respects on the date hereof except to the extent identified in disclosure schedules referred to below in this Section 5 and attached to this Agreement (“Disclosure Schedules”), shall be unaffected by any investigation heretofore or hereafter made by Buyer or Outback, or, except as specifically provided herein, any knowledge of Buyer or Outback, and shall remain true and correct in all material respects to and including the Closing Date and shall survive the closing of the transactions provided for herein for a period of eighteen (18) months from the Effective Date.

   General.

Organization. Each General Partner is a corporation duly organized, validly existing and in good standing under the laws of either the State of Alabama or the State of Florida.

Power. Each General Partner has all requisite power and authority to carry on its businesses as and where such are now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by the General Partners pursuant hereto and to carry out the transactions contemplated hereby and thereby.

Qualification. Each General Partner is duly licensed or qualified to do business as a foreign entity, and it is in good standing, in each jurisdiction wherein the character of the properties owned or leased by is, or the nature of its business, makes such licensing or qualification necessary.

Authority. The General Partners have the corporate power and authority to execute, deliver and to perform their obligations under this Agreement. The execution, delivery and performance by the General Partners of this Agreement and all other documents executed or to be executed in connection with this Agreement and the consummation of the transactions provided for herein have been duly authorized and approved by the shareholders and directors of the General Partners as required by the laws of the state of their incorporation and their governance documents.Other than as specifically provided in this Agreement or disclosed in the Disclosure Schedules, no other or further act or proceeding on the part of the General Partners is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by the General Partners pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by the General Partners pursuant hereto will constitute, valid binding agreements of the General Partners, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and the availability of equitable remedies may be limitedby general equitable principles.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER AND OUTBACK

            Buyer and Outback, jointly and severally, represent and warrant to the Partnerships and the General Partners that each of the following is true and correct in all material respects on the date hereof, shall remain true and correct in all material respects to and including the Closing Date, and shall survive the closing of the transactions provided for herein for a period of eighteen (18) months from the Closing Date.

General.

Organization. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida.

Power. Buyer has all requisite power to enter into this Agreement and the other documents and instruments to be executed and delivered by Buyer and to carry out the transactions contemplated hereby and thereby.

Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the partners of Buyer. No other partnership act or proceeding on the part of Buyer or its partners is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Buyer pursuant hereto will constitute, valid and binding agreements of Buyer, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles.

No Brokers or Finders. Neither Buyer, Outback nor any of their Affiliates, partners, directors, officers, employees or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

Disclosure. No representation or warranty by Buyer or Outback in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Buyer or Outback pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

Other Action. The Buyer and Outback shall use their reasonable efforts to cause the fulfillment at the earliest practicable date of all the conditions to the parties’ obligations to consummate the transactions contemplated in this Agreement.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF OUTBACK

            Outback represents and warrants to the Partnerships and the General Partners that each of the following is true and correct in all material respects on the date hereof, shall remain true and correct in all material respects to and including the Closing Date, and shall survive the closing of the transactions provided for herein for a period of eighteen (18) months from the Effective Date.

Corporate.

Organization. Outback is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

Corporate Power. Outback has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Outback and to carry out the transactions contemplated hereby and thereby.

Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Outback pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Outback. No other corporate act or proceeding on the part of Outback or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Outback pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Outback pursuant hereto will constitute, valid and binding agreements of Outback, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles.

EMPLOYEES ‑ EMPLOYEE BENEFITS

Affected Employees. “Affected Employees” shall mean Restaurant employees who are employed by Buyer on and immediately after the Effective Date.

Retained Responsibilities. Each Partnership and General Partner agrees to cause its insurance carriers to satisfy, all claims for benefits, whether insured or otherwise (including, but not limited to, workers’ compensation, life insurance, medical and disability programs), under each Partnership’s, General Partner’s or their Affiliates’ employee benefit programs brought by, or in respect of, Affected Employees and other employees and former employees of the Partnerships and General Partners which claims arise out of events occurring prior to the Effective Date, in accordance with the terms and conditions of such programs or applicable workers’ compensation statutes without interruption as a result of the employment by Buyer of any such employees on or after the Effective Date.

Payroll Tax. Each Partnership and General Partner agrees to make a clean cut‑off of payroll and payroll tax reporting with respect to the Affected Employees paying over to the federal, state and city governments those amounts respectively withheld or required to be withheld for periods ending prior to the Effective Date. Each Partnership and General Partner also agrees to issue, by the date prescribed by IRS Regulations, Forms W‑2 for wages paid through the Effective Date. Except as set forth in this Agreement, Buyer shall be responsible for all payroll and payroll tax obligations on and after the Effective Date for Affected Employees.

Termination Benefits. Except as provided in the following sentence and except as provided in Section 3.1(j), Buyer shall be solely responsible for, and shall pay or cause to be paid, severance payments and other termination benefits, if any, to Affected Employees who may become entitled to such benefits by reason of any events occurring on or after the Effective Date. If any action on the part of any Partnership or General Partner prior to the Effective Date, or if the sale to Buyer of the business and assets of the Partnerships pursuant to this Agreement or the transactions contemplated hereby, or if the failure by Buyer to hire as a permanent employee of Buyer any employee of the Restaurants, shall directly or indirectly result in any Liability (i) for severance payments or termination benefits or (ii) by virtue of any state, federal or local law, such Liability shall be the sole responsibility of the Partnerships, and the Partnerships and General Partners shall indemnify and hold harmless Buyer against such Liability.

OTHER MATTERS

Pre-Effective Date Revenue and Expenses. The Partnerships shall be responsible for all expenses, debts and other Liabilities of the Partnerships and the Restaurants arising out of or relating to periods prior to the Effective Date and as described in Section 3.1(j), and shall be entitled to all revenue of the Partnerships and the Restaurants relating to periods prior to the Effective Date.

Post-Effective Date Revenue and Expenses. Other than those obligations with respect to Tomlinson and Braddock described in Section 3.1(j), the Buyer shall be responsible for all expenses, debts and other Liabilities of the Restaurants arising out of or relating to periods commencing on or subsequent to the Effective Date, and shall be entitled to all revenue of the Restaurants relating to periods commencing on and subsequent to the Effective Date.

Noncompetition. As an inducement to Buyer and Outback to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the business of the Partnerships being acquired pursuant to this Agreement, each Partnership and General Partner agrees as follows: For a period of two (2) years from the Closing Date, each Partnership, General Partner and their Affiliates shall not, individually or jointly with others, directly or indirectly, whether for its own account or for that of any other person or entity, operate, engage in, own or hold any ownership interest in, have any interest in or lend any assistance to any steakhouse restaurant or and person or entity engaged in a business owning, operating, franchising or controlling a steakhouse restaurant business, regardless of the geographic location of such person, entity or business, and Partnership, General Partner or any of their Affiliates shall act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to, any such person or entity; provided, however, that it shall not be a violation of this Section 9.3 for any Partnership, General Partner or ant of their Affiliates to own a one percent (1%) or smaller interest in any corporation required to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or successor statute. For the purposes of the Section 9, the term “steakhouse restaurant” shall mean any restaurant for which: (i) the word “steak”, “beef”, or “prime rib” or any variation thereof is used in its name or logo; (ii) the sale of steak, beef or prime rib is featured in its advertising or marketing efforts; or (iii) the sale of steak, beef and prime rib constitutes twenty-five percent (25%) or more of its entrée sales, computed on a dollar basis. This Section 9.3 shall not apply to any employment by Outback or its Affiliates of any Affiliate of a Partnership or General Partner.

Confidentiality.

Definition. For the purpose of this Agreement, “Proprietary Information” shall include all information, whether owned, licensed or otherwise used by or in the possession of the Partnerships, General Partners or their Affiliates which reasonably would be considered proprietary or confidential to the business of the Partnerships and the Restaurants including but not limited to proprietary or confidentialtrade or industrial practices, marketing and technical plans, technology, personnel, organization or internal affairs, plans for products and ideas, recipes, menus, wine lists and proprietary techniques and other trade secrets. Notwithstanding the foregoing, “Proprietary Information” shall not include information that has entered the public domain.

No Disclosure, Use, or Circumvention. The Partnerships, General Partners and their Affiliates shall not disclose any Proprietary Information to any third parties and will not use any Proprietary Information without the prior written consent of Buyer and Outback and then only to the extent specified in that consent. Consent may be granted or withheld at the sole discretion of the Buyer and Outback. The Partnerships, General Partners and their Affiliates shall not contact any suppliers, customers, employees, affiliates or associates to circumvent the purposes of this provision.

Maintenance of Confidentiality. The Partnerships, General Partners and their Affiliates shall take all steps reasonably necessary or appropriate to maintain the strict confidentiality of the Proprietary Information and to assure compliance with this Agreement.

Non-Solicitation. For a period of five (5) years commencing on the Closing Date, no Partnership, General Partner or any of their Affiliates shall offer employment to any employee of the Buyer, Outback or their Affiliates or otherwise solicit or induce any employee of the Buyer, Outback or their Affiliates to terminate his or her employment, nor shall any Partnership, General Partner or any of their Affiliates act as partner, consultant, agent, owner or part owner, or in any other capacity for any person or entity which solicits or otherwise induces any employee of the Buyer, Outback or their Affiliates to terminate his or her employment with the Buyer, Outback, or their Affiliates.

Reasonableness of Restrictions; Reformation; Enforcement. The parties hereto recognize and acknowledge that the geographical and time limitations contained inSection 9.3, Section 9.4 andSection 9.5 hereof are reasonable and properly required for the adequate protection of the Buyer’s and Outback’s interests. It is agreed by the parties hereto that if any portion of the restrictions contained in Section 9.3, Section 9.4 andSection 9.5 are held to be unreasonable, arbitrary, or against public policy, then the restrictions shall be considered divisible, both as to the time and as to the geographical area, with each month of the specified period being deemed a separate period of time and each radius mile of the restricted territory being deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that in the event any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area that is determined to be reasonable, nonarbitrary, and not against public policy may be enforced. If any of the covenants contained herein are violated and if any court action is instituted by the Buyer or Outback to prevent or enjoin such violation, then the period of time during which the business activities shall be restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

In the event it is necessary for the Buyer or Outback to initiate legal proceedings to enforce, interpret or construe any of the covenants contained in Section 9.3, Section 9.4 andSection 9.5 hereof, the prevailing party in such proceedings shall be entitled to receive from the non-prevailing party, in addition to all other remedies, all costs, including reasonable attorneys’ fees, of such proceedings including appellate proceedings.

Specific Performance.The parties agree that a breach of any of the covenants contained in Section 9.3, Section 9.4 andSection 9.5 hereof will cause irreparable injury to the Buyer and Outback for which the remedy at law will be inadequate and would be difficult to ascertain and therefore, in the event of the breach or threatened breach of any such covenants, the Buyer and Outback shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to obtain an injunction to restrain any threatened or actual activities in violation of any such covenants. The parties hereby consent and agree that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such covenants without the necessity of proof of actual damages, and in the event the Buyer or Outback does apply for such an injunction, that the Buyer or Outback has an adequate remedy at law shall not be raised as a defense

FURTHER COVENANTS OF THE PARTNERSHIPS AND GENERAL PARTNERS

            Each Partnership and General Partner covenants and agrees as follows:

Access to Information and Records. During the period commencing thirty (30) days prior to the Closing Date, the Partnerships and General Partners shall give Buyer, Outback and their counsel, accountants and other representatives (i) access during normal business hours to all of the properties, books, records, contracts and documents of the Partnerships and General Partners for the purpose of such inspection, investigation and testing as Buyer and Outback deem appropriate (and the Partnerships and General Partners shall furnish or cause to be furnished to Buyer, Outback and their representatives all information with respect to the business and affairs of the Partnerships and the Restaurants as Buyer and Outback may request); (ii) access to employees, agents and representatives for the purposes of such meetings and communications as Buyer and Outback reasonably desire and (iii) access to vendors, customers, manufacturers of its machinery and equipment, and others having business dealings with the Partnerships and the Restaurants.  Through the Closing Date, neither the Buyer nor Outback or their Affiliates shall disclose any Proprietary Information obtained pursuant to this paragraph to any third parties and until the Closing Date will not use any such Proprietary Information in the Buyer’s or Outback’s business or any affiliated business without the prior written consent of the Partnerships and then only to the extent specified in that consent. Consent may be granted or withheld at the sole discretion of the Partnerships. Neither the Buyer nor Outback shall contact any suppliers, customers, employees, affiliates or associates to circumvent the purposes of this provision. The Buyer and Outback shall take all steps reasonably necessary or appropriate to maintain the strict confidentiality of the Proprietary Information through the Closing Date.

Conduct of Business Pending the Closing. From the date hereof until the Closing Date, except as otherwise approved in writing by the Buyer, which approval shall not be unreasonably withheld:

No Changes. The Partnerships and General Partners will, in all material respects, carry on their business diligently and in the same manner as heretofore and, will not make or institute any material changes in its methods of purchase, sale, management, accounting or operation.

Maintain Organization. The Partnerships and General Partners will take such action as may be reasonably necessary to maintain, preserve, renew and keep in favor the material rights and franchises of the Partnerships and General Partners and will use reasonable efforts, to the extent material hereto, to preserve the business organization of the Partnerships and General Partners intact, to keep available to Buyer the present officers and employees, and to preserve for Buyer its present relationships with suppliers and customers and others having business relationships with the Partnerships and Restaurants.

No Breach. None of the Partnerships, General Partners or their Affiliates will do or omit any act, or permit any omission to act, which may cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by the Partnerships herein.

No Material Contracts. No contract or commitment will be entered into, by or on behalf of the Partnerships or Restaurants, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice, are not material to the Partnerships or Restaurants (individually or in the aggregate) and would not have been required to be disclosed in the Disclosure Schedule had they been in existence on the date of this Agreement.

No Organizational Changes. No Partnership shall materially amend its Certificate of Limited Partnership or Limited Partnership Agreement or make any changes in ownership percentages. No General Partner shall materially amend its Articles of Incorporation or Bylaws or make any changes in ownership percentages.

Maintenance of Insurance. The Partnerships shall maintain all of the insurance in effect as of the date hereof.

Maintenance of Property. The Partnerships shall use, operate, maintain and repair all of their property in a normal business manner.

Interim Financials. The Partnerships will provide Buyer with interim monthly financial statements and other management reports as and when they are available but the furnishing of said financial statements shall be for purposes of identification of assets only and the only representations of Partnerships and/or General Partner shall be with respect to the Warranted Financial Statements.

No Negotiations. None of the Partnerships, General Partners or their Affiliates will directly or indirectly (through a representative or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing, negotiations with any other party or enter into any agreement with any other party concerning the sale of any of the Partnerships, any Restaurants, any of the Partnerships’ assets or businesses or any part thereof or any partnership interest in any Partnership (an “acquisition proposal”), and the Partnerships and General Partners shall immediately advise Buyer of the receipt of any acquisition proposal.

Consents. The Partnerships and General Partners will use reasonable efforts prior to the Closing Date to obtain all consents necessary for the consummation of the transactions contemplated hereby.

Other Action. The Partnerships shall use reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the parties’ obligations to consummate the transactions contemplated in this Agreement.

Disclosure. Through the Closing Date, the Partnerships and the General Partners shall have a continuing obligation to promptly notify Buyer and Outback in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules.

CONDITIONS PRECEDENT TO BUYER’S AND OUTBACK’S OBLIGATIONS

            Each and every obligation of Buyer and Outback to be performed on the Closing Date shall be subject to the satisfaction prior to or on the Closing Date of each of the following conditions:

Representations and Warranties True on the Closing Date. Each of the representations and warranties made by the Partnerships and General Partners in this Agreement, and the statements contained in the Disclosure Schedules or in any instrument, list, certificate or writing delivered by any Partnership or General Partner pursuant to this Agreement, shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer and Outback.

Compliance With Agreement. The Partnerships and General Partners shall have in all material respects performed and complied with all of their agreements and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, including the delivery of the closing documents specified in Section 14.3.

Absence of Litigation. No material Litigation shall have been commenced or threatened, and no material investigation by any Government Entity shall have been commenced, against Buyer, Outback, any of the Partnerships, any of the General Partners or any of their Affiliates, officers, directors or partners of any of them, with respect to the transactions contemplated hereby.

Consents and Approvals. Except as otherwise specifically provided in this Agreement, all approvals, consents and waivers that are required to effect the transactions contemplated hereby shall have been received, and copies thereof shall have been delivered to Buyer not less than two (2) business days prior to the applicable Closing Date.

Title Insurance. Buyer shall have obtained good and valid title insurance policies or, in final form, irrevocable title insurance binders, dated as of the Closing Date, conforming to the specifications set forth herein. Title insurance commitments shall be issued by a title insurance company or companies reasonably satisfactory to Buyer, agreeing to issue to Buyer standard form owner’s policies of title insurance with respect to all Owned Real Property, together with a copy of each document to which reference is made in such commitments. Such policies shall be standard ALTA Form 1990 owner’s policies in the full amount of that portion of the purchase price allocated respectively to each subject parcel of Owned Real Property as described in Section 1.2(b) hereof, insuring good and marketable title thereto (expressly including all easements and other appurtenances). All policies shall insure title in full accordance with the representations and warranties set forth herein and shall be subject only to such conditions and exceptions as shall be reasonably acceptable to Buyer, and shall contain such endorsements as Buyer shall reasonably request (including, but not limited to, an endorsement over rights of creditors, if requested by Buyer), but subject in each case to current taxes which are a lien and not yet due and payable.

Estoppel Certificates. Each Partnership shall have delivered to Buyer on or prior to the Closing Date an estoppel certificate or status letter from the landlord under each lease of real property which estoppel certificate or status letter will certify (i) the lease is valid and in full force and effect; (ii) the amounts payable by the applicable Partnership under the lease and the date to which the same have been paid; (iii) whether there are, to the knowledge of said landlord, any defaults thereunder, and, if so, specifying the nature thereof; and (iv) that the transactions contemplated by this Agreement will not constitute default under the lease and that the landlord consents to the assignment of the lease to Buyer.

Transferof Alcoholic Beverage License. The State of Alabama or State of Florida, as applicable permanent alcoholic beverage license for the Restaurants shall have been issued in the Buyer’s name; provided however, with respect the State of Alabama alcoholic beverage licenses only, in the event the permanent alcoholic beverage license has not been issued in the name of the Buyer, the Partnerships and the Buyer have in the alternative entered into a Transfer Agreement substantially in the form attached hereto and incorporated herein as Exhibit F.

Employment Agreement. At the Closing, the Partnerships shall cause to be delivered to Buyer an Employment Agreement, substantially in the form of Exhibit C attached hereto and incorporated herein by reference, duly executed by each of the Managing Partners/Proprietors of the Restaurants, and an Employment Agreement, substantially in the form of Exhibit D attached hereto and incorporated herein by reference, and a Management Agreement, substantially in the form of Exhibit E attached hereto and incorporated herein by reference, duly executed by Harry Gauntlett as Operations Director of the Restaurants.

Deliveryof Closing Documents. The Partnerships and General Partners shall have delivered the closing documents specified in Section 14.3.

CONDITIONS PRECEDENT TO THE PARTNERSHIPS’ AND GENERAL PARTNERS’ OBLIGATIONS

            Each and every obligation of the Partnerships and the General Partners to be performed on the Closing Date shall be subject to the satisfaction prior to or on the Closing Date of the following conditions:

Representations and Warranties True on the Closing Date. Each of the representations and warranties made by Buyer and Outback in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

Compliance With Agreement. Buyer and Outback shall have in all material respects performed and complied with all of their agreements and obligations under this Agreement which are to be performed or complied with by Buyer and Outback prior to or on the Closing Date, including the delivery of the closing documents specified in Section 14.4.

Absence of Litigation. No material Litigation shall have been commenced or threatened, and no material investigation by any Government Entity shall have been commenced, against Buyer, Outback, any Partnerships, any General Partner or any of their affiliates, officers, managers, directors or partners of either of them, with respect to the transactions contemplated hereby.

Transferof Alcoholic Beverage License. The State of Alabama or State of Florida, as applicable permanent alcoholic beverage license for the Restaurants shall have been issued in the Buyer’s name; provided however, with respect the State of Alabama alcoholic beverage licenses only, in the event the permanent alcoholic beverage license has not been issued in the name of the Buyer, the Partnerships and the Buyer have in the alternative entered into a Transfer Agreement substantially in the form attached hereto and incorporated herein as Exhibit F.

Deliveryof Closing Documents. The Buyer and Outback shall have delivered the closing documents specified in Section 14.4.

INDEMNIFICATION

By Hockman, the Partnerships and General Partners. Subject to the terms and conditions of thisSection 13, Hockman, each Partnership and each General Partner, jointly and severally, hereby agree to indemnify, defend and hold harmless Buyer, Outback, and their partners, directors, officers, employees and Affiliates (hereinafter “Buyer’s Indemnitees”), from and against all Claims asserted against, resulting to, imposed upon, or incurred by Buyer’s Indemnitees or the business and assets transferred to Buyer pursuant to this Agreement, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of any Partnership or General Partner contained in or made pursuant to this Agreement (regardless of whether such breach is deemed material); (b) the breach of any covenant of any Partnership or General Partner contained in this Agreement (regardless of whether such breach is deemed material); (c) any Claim against any Partnership or General Partner, any Restaurant, the Purchased Assets or the business of the Partnerships not specifically assumed by Buyer pursuant hereto or which arises out of or relates to any event before the Effective Date; or (d) any obligations to the State of Alabama, State of Florida or any other Governmental Entity arising from gift certificate escheat laws, as the same may be applied to any gift certificates sold but unredeemed on the Effective Date, except to the extent said obligations have been assumed by Buyer pursuant to Section 3.2(a) hereof. As used in this Section 13, the term “Claim” shall include (i) all Liabilities and Liens; (ii) all losses, damages (including, without limitation, consequential damages), judgments, awards, settlements approved by any Partnership or any General Partner (such approval shall not be unreasonably withheld or delayed), costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys’ fees and expenses); and (iii) all demands, claims, suits, actions, costs of investigation, cost of defense, causes of action, proceedings and assessments, whether or not ultimately determined to be valid.

By Buyer. Subject to the terms and conditions of this Section 13, Buyer and Outback, jointly and severally, hereby agree to indemnify, defend and hold harmless each Partnership, each General Partner, their Affiliates, partners, officers, employees and controlling persons, from and against all Claims asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of or resulting from (a) the inaccuracy or breach of any representation or warranty of Buyer or Outback contained in or made pursuant to this Agreement; (b) the breach of any covenant of Buyer or Outback contained in this Agreement; or (c) all Claims of or against the Partnerships specifically assumed by Buyer pursuant hereto or Claims (i) of or against the Partnerships, the Purchased Assets or the business of the Partnerships, specifically assumed by Buyer pursuant hereto or (ii) which relate to the Purchased Assets, the business of the Buyer or the Restaurants and arise out of any event occurring on or after the Effective Date

Indemnification of Third‑Party Claims. The obligations and liabilities of any party to indemnify any other under this Section 13 with respect to Claims relating to third parties shall be subject to the following terms and conditions:

Notice and Defense. The party or parties to be indemnified (whether one or more, the “Indemnified Party”) will give the party from whom indemnification is sought (the “Indemnifying Party”) written notice of any such Claim, and the Indemnifying Party shall have the right to undertake the defense thereof, at the expense of the Indemnifying Party, by representatives and counsel selected by the Indemnifying Party but reasonably acceptable to the Indemnified Party.  Failure to give such notice shall not affect the Indemnifying Party’s duty or obligations under this Section 13, except to the extent the Indemnifying Party is prejudiced thereby. Each party shall make available to the other party or its representatives all records and other materials required by them and in the possession or under the control of such party, for the use of the other party in defending any such Claim, and shall in other respects give reasonable cooperation in such defense.  If the Indemnifying party fails to defend the same within a reasonable time, the Indemnified party shall be entitled to assume defense thereof, and the Indemnifying party shall be liable to such Indemnified party for its expenses reasonably incurred, including attorneys' fees, and settlement payments.

Indemnified Party’s Rights. Anything in thisSection 13 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, no compromise or settlement of the Claim shall occur without the Indemnified Party’s consent, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all Liability in respect of such Claim.

Payment. The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Section 13, which payment may be accomplished in whole or in part, at the option of the Indemnified Party, by the Indemnified Party setting off any amount owed to the Indemnifying Party by the Indemnified Party. In the event that any Partnership or General Partner is the Indemnifying Party, the Buyer or Outback shall have the right to effect indemnification by deducting the amount at issue from the Retained Purchase Price, as provided in Section 1.2(c) hereof, but only after giving five (5) business days advance written notice to the Partnerships and the General Partner of such deduction.  To the extent set‑off is made by an Indemnified Party in satisfaction or partial satisfaction of an indemnity obligation under this Section 13 that is disputed by the Indemnifying Party, upon a subsequent determination by final judgment not subject to appeal that all or a portion of such indemnity obligation was not owed to the Indemnified Party, the Indemnified Party shall pay the Indemnifying Party the amount which was set off and not owed together with interest from the date of set‑off until the date of such payment at an annual rate equal to the “Prime Rate” as published from time to time in The Wall Street Journalfrom the date of the set‑off to the date of such judgment. Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such third party Claim.

No Waiver. The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification has knowledge of the breach, violation or failure of condition constituting the basis of the Claim at or before the closing, and regardless of whether such breach, violation or failure is deemed to be “material”.

Survival of Indemnification. The indemnification obligations of the parties contained in this Section 13 shall survive the date of this Agreement and the Closing Date for a period of three (3) years following the Effective Date, except that the indemnification obligations relating to the representations and warranties regarding tax obligationsand/or obligations pursuant to gift certificate escheat lawsshall survive until one (1) year after the expiration of the applicable statute of limitations for such tax obligations.

CLOSING

Closing Date. The closing referred to in this Agreement shall take place on June 30, 2003 or such other date as is mutually agreed to by the parties (the “Closing Date”).

Place of Closing. The closing shall take place at the corporate offices of the Buyer in Tampa, Florida or at such other place as the parties hereto shall agree upon.

Documents to be Delivered by the Partnerships and General Partners. On the Closing Date, the Partnerships and the General Partners shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:

Deeds, Bills of Sale. Warranty deeds to real estate and bills of sale and such other instruments of assignment, transfer, conveyance and endorsement as will be sufficient in the opinion of Buyer and its counsel to transfer, assign, convey and deliver to Buyer the Purchased Assets as contemplated hereby.

Good Standing Certificates. A Certificate of Good Standing for each Partnership, General Partner and Real Estate Owner, issued by the Secretary of State of the state of such entity’s formation, dated within ten (10) days of the Effective Date.

Tax Clearance Certificate. To the extent available, a Certificate for each Partnership, General Partner and Real Estate Owner, issued by the Department of Revenue of the state of such entity’s formation, dated within ten (10) days of the Effective Date, stating that the applicable Partnership, General Partner or Real Estate Owner has paid all taxes due.

Compliance Certificate. A certificate signed by the president of each of the General Partners, for itself and on behalf of each of the Partnerships stating that each of the representations and warranties made by the Partnerships and the General Partners in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that each of the Partnerships and the General Partners has performed and complied with all of their obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

Opinion of Counsel. A written opinion of Burr & Forman LLP, counsel to Partnerships and General Partners, dated as of the applicable Closing Date, addressed to Buyer, stating that the sale of the Purchased Assets by the Partnerships to the Buyer was approved by all necessary partnership action.

Employment Agreements. The Employment Agreements and Management Agreement referred to inSection 11.8, duly executed by the persons referred to in such Section

Certified Resolutions. A certified copy of the resolutions of the stockholders and directors of each of the General Partners, for itself and on behalf of each Partnership, and by the stockholders and directors, or partners of each of the Real Estate Owners, authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreementand certifying that the consent of the partners of each of the Partnerships and Real Estate Owners have been obtained.

Incumbency Certificate. Incumbency certificates relating to each person executing any document executed and delivered to Buyer or Outback pursuant to the terms hereof.

Certificationof Financial Statements. A letter signed by the President and the Vice President of the General Partners certifying that to their knowledge, the Recent Financial Statements comply with the representations contained in Section 4.4 hereof.

Transfer Agreement. In the event that the Partnerships’ alcoholic beverage licenses have not been transferred as of the Effective Date, a Transfer Agreement for each Partnership, substantially in the form attached hereto and incorporated herein as Exhibit F.

Other Documents. All other documents, instruments or writings required to be delivered to Buyer on or prior to the Closing Date pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

Documents to be Delivered by Buyer and Outback. At the Closing, Buyer and Outback shall deliver to the Partnerships the following documents, in each case duly executed or otherwise in proper form:

Cash Portion of Purchase Price. A certified or bank cashier’s check (or wire transfer) as required by Section 1.

Assumption of Liabilities. Such undertakings and instruments of assumption as will be reasonably sufficient in the opinion of the Partnerships and its counsel to evidence the assumption of Assumed Liabilities as provided for in Section 3.2.

Compliance Certificate. A certificate signed by an officer of Outback, for itself and on behalf of Buyer, that the representations and warranties made by Buyer and Outback in this Agreement are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by the Partnerships), and that Buyer and Outback have performed and complied with all of their respective obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

Certified Resolutions. A certified copy of the resolutions of the Board of Directors of  Outback, for itself and as the general partner of Buyer, authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

Incumbency Certificate. Incumbency certificates relating to each person executing any document executed and delivered to the Partnerships or General Partners by Buyer or Outback pursuant to the terms hereof.

Other Documents. All other documents, instruments or writings required to be delivered to the Partnerships or General Partners on or prior to the Closing Date pursuant to this Agreement and such other certificates of authority and documents as the Partnerships may reasonably request.

EffectiveDate. The parties agree that the transaction contemplated in this Agreement shall be deemed effective as of July 1, 2003 (the “Effective Date”) and Buyer shall be allocated all taxable income or loss, and Buyer shall be entitled to all distributions from the operations of the Restaurants from and after July 1, 2003.

TERMINATION

Right of Termination Without Breach.

Mutual Agreement. This Agreement may be terminated without further liability of either party at any time prior to the closing by mutual written agreement of Buyer, Outback, each Partnership and each General Partner.

By Either Party. This Agreement may be terminated without further liability of any party, by either Buyer and Outback or the Partnerships and General Partners, if the Closing Date of the transaction contemplated in Section 1.1 shall not have occurred on or before July 30, 2003, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented such closing from occurring on or before such date.

   Termination for Breach.

Termination by Buyer and Outback. This Agreement may be terminated by Buyer and Outback if (i) there has been a material violation or breach by any of the Partnerships or any of the General Partners of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Buyer and Outback, or (ii) there has been a failure of satisfaction of a condition to the obligations of Buyer or Outback which has not been so waived, or (iii) any of the Partnerships or the General Partners shall have attempted to terminate this Agreement under this Section 15 or otherwise without grounds to do so, then Buyer and Outback may, by written notice to the Partnerships at any time prior to the closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 15.2(c) hereof.

Termination by the Partnerships and General Partners. The Partnerships and General Partners may terminate this Agreement if (i) there has been a material violation or breach by Buyer or Outback of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by the Partnerships, or (ii) there has been a failure of satisfaction of a condition to the obligations of the Partnerships and General Partners which has not been so waived, or (iii) Buyer or Outback shall have attempted to terminate this Agreement under this Section 15 or otherwise without grounds to do so, then the Partnerships and General Partners may, by written notice to Buyer and Outback at any time prior to the closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 15.2(c) hereof.

Effect of Termination. Termination of this Agreement pursuant to this Section 15.2 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof. In addition to the right of any party under common law to redress for any such breach or violation, each party whose breach or violation has occurred prior to termination shall jointly and severally indemnify each other party for whose benefit such representation, warranty, covenant, agreement or other provision was made (“indemnified party”) from and against all losses, damages (including, without limitation, consequential damages), costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs, and attorneys fees and expenses) asserted against, resulting to, imposed upon, or incurred by the indemnified party, directly or indirectly, by reason of, arising out of or resulting from such breach or violation. Subject to the foregoing, the parties’ obligations under Section 9.6, Section 16.5, Section 16.7, Section 16.8 and Section 16.9 of this Agreement shall survive termination.

MISCELLANEOUS

Disclosure Schedules. Information set forth in the Disclosure Schedules specifically refers to the section of this Agreement to which such information is responsive and such information shall not be deemed to have been disclosed with respect to any other article or section of this Agreement or for any other purpose. The Disclosure Schedules shall not vary, change or alter the language of the representations and warranties contained in this Agreement and, to the extent the language in the Disclosure Schedules does not conform in every respect to the language of such representations and warranties, such language shall be disregarded and be of no force or effect.

Further Assurances. After the Closing, upon request and without further consideration, the parties hereto shall execute and deliver such additional documents and take such additional actions as may reasonably be deemed necessary or advisable by any party in order to consummate the transactions contemplated by this Agreement, including, but not limited to, vesting in Buyer good, valid and marketable title to the business and assets being transferred hereunder.

Disclosures and Announcements. Both the timing and the content of all disclosure to third parties and public announcements concerning the transactions provided for in this Agreement by the Partnerships, General Partners, Buyer or Outback shall be subject to the approval of the other parties in all essential respects, except that the Partnerships’ and General Partners’ approval shall not be required as to any statements and other information which Buyer or Outback may submit to the Securities and Exchange Commission, NYSE or the stockholders of Outback or Outback’s affiliates, or be required to make pursuant to any rule or regulation of the Securities and Exchange Commission or NYSE, or otherwise required by law.

Assignment; Parties in Interest.

Assignment. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may, without consent of any other party, cause one or more subsidiaries or affiliates of Outback to carry out all or part of the transactions contemplated hereby; provided, however, that Buyer shall, nevertheless, remain liable for all of its obligations, and those of any such subsidiary, to the Partnerships and General Partners hereunder.

Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

Law Governing Agreement. This Agreement may not be modified or terminated orally, and the validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Florida without giving effect to the principles of comity or conflicts of laws thereof.

Amendment and Modification. Buyer, Outback, the Partnerships and General Partners may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

Consentto Personal Jurisdiction and Venue; Waiver of Jury Trial; Attorney’s Fees. Each of the Partnerships, each of the General Partners, Buyer and Outback hereby consent to personal jurisdiction and venue, for any action arising out of a breach or threatened breach of this Agreement or out of the relationship established by this Agreement, exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida. Each of the Partnerships, each of the General Partners, Buyer and Outback hereby agree that any action brought by such person or entity, alone or in combination with others, whether arising out of this Agreement or otherwise, shall be brought exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida. Each of the Partnerships, each of the General Partners, Buyer and Outback hereby agree that any controversy that may arise of this Agreement would involve complicated and difficult factual and legal issues and that, as a result, any action shall be determined by a judge and not a jury. In the event of any legal proceeding arising, directly or indirectly, from this Agreement, the prevailing party in such legal proceedings shall be entitled to attorney’s fees and costs from the non-prevailing party.

Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; or (b) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

                        (a)        If to Buyer or Outback, to:

                                    Outback Steakhouse of Florida, Inc.

                                    2202 N. West Shore Boulevard, 5th Floor

Tampa, FL 33607

                                    Attention: Paul E. Avery

                                    Facsimile: 813-281-2114

                                    (with a copy to)

                                    Joseph J. Kadow, Vice President and General Counsel

                                    Outback Steakhouse, Inc.

                                    2202 N. West Shore Boulevard, 5th Floor

Tampa, FL 33607

                                    Facsimile: 813-281-2114

                        (b)        If to any Partnership, General Partner, Real Estate Owner or Hockman, to:

                                    Aussie Restaurant Management, Inc.

                                    3184 Cahaba Heights Road

                                    Birmingham, AL 35243

                                    Attn: Roy Hockman

                                    Facsimile: (205) 970-0499

                                    (with a copy to)

                                    Jack P. Stephenson, Jr.

                                    Burr & Forman, LLP

                                    3100 SouthTrust Tower

                                    420 North 20th Street

                                    Birmingham, AL 35283

                                    Facsimile: (205) 458-5100

            If personally delivered, such communication shall be deemed delivered upon actual receipt; if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section. Notices sent by facsimile or other electronic means shall not constitute notice under this Agreement.

Expenses. Regardless of whether or not the transactions contemplated hereby are consummated:

Brokerage. Each Partnership, each General Partner, Outback and Buyer each represent and warrant to each other that there is no broker involved or in any way connected with the transfer provided for herein. Buyer and Outback agree to hold the Partnerships and the General Partners harmless from and against all claims for brokerage commissions or finder’s fees incurred through any act of Buyer or Outback in connection with the execution of this Agreement or the transactions provided for herein. The Partnerships and General Partners, agree to hold Buyer and Outback harmless from and against all claims for brokerage commissions or finder’s fees incurred through any act of the Partnerships, General Partners or Real Estate Owners in connection with the execution of this Agreement or the transactions provided for herein.

Expenses to be Paid by the Partnerships. The Partnerships shall pay, and shall indemnify, defend and hold Buyer and Outback harmless from and against, each of the following:

                                    (i)         Transfer Taxes. Any sales, use, excise, transfer or other similar tax imposed with respect to the transactions provided for in this Agreement, and any interest or penalties related thereto.

                                    (ii)        Title Insurance Premiums. All premiums for the issuance of the title insurance policies issued pursuant to Section 11.5 hereof.

                                    (iii)       Professional Fees. All fees and expenses of the Partnerships’, General Partners’ and Real Estate Owners’ legal, accounting, investment banking and other professional counsel in connection with the transactions contemplated hereby.

Expenses to be Shared Equally by the Parties. The parties shall equally share the cost of the following:

Taxes Arising from Transaction. Any taxes applicable to, imposed upon or arising out of the sale or transfer of the Purchased Assets to Buyer and the other transactions contemplated by this Agreement, including but not limited to any transfer, use, gross receipts or documentary stamp taxes. Buyer shall pay all sales taxes arising from the transactions contemplated in this Agreement.

Other Expenses. All other costs and expenses of third parties engaged jointly by the parties hereto in connection with the consummation of the transactions contemplated hereby, normally shared by the parties in similar transactions.

Other. Except as otherwise provided herein, each of the parties shall bear its own expenses and the expenses of its counsel, accountants, and other agents in connection with the transactions contemplated hereby.

Costs of Litigation. The parties agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation reasonable attorneys’ fees and prejudgment interest.

Entire Agreement. This instrument and the agreements referred to herein embody the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Headings. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

                        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

BUYER

OUTBACK/ALABAMA-I, LIMITED PARTNERSHIP, a Florida limited partnership

By:       OUTBACK STEAKHOUSE OF FLORIDA, INC., a Florida corporation

By:________________________________

Robert D. Basham, Co-Chairman

OUTBACK

OUTBACK STEAKHOUSE OF FLORIDA, INC.

a Florida corporation

By:__________________________________

Robert D. Basham, Co-Chairman

GENERAL PARTNERS and PARTNERSHIPS

BIRMINGHAM I & II STEAKHOUSES, LTD., an Alabama limited partnership

By:       Birmingham I and II Management, Inc., an Alabama corporation

By:________________________________

            Roy Hockman, President

ALA BAMA III STEAKHOUSE, LTD., an Alabama limited partnership

By:       ala Bama III Management, Inc.

            an Alabama corporation

By:________________________________

            Roy Hockman, President

MONTGOMERY STEAKHOUSE, LTD., an Alabama limited partnership

By:       ala Bama III Management, Inc.

            an Alabama corporation

By:________________________________

            Roy Hockman, President

MOBILE STEAKHOUSE, LTD., an Alabama limited partnership

By:       Birmingham I and II Management, Inc.,

an Alabama corporation

By:________________________________

            Roy Hockman, President

INVERNESS STEAKHOUSE, LTD., an Alabama limited partnership

By:       ala Bama III Management, Inc.

            an Alabama corporation

By:________________________________

            Roy Hockman, President

TUSCALOOSA STEAKHOUSE, LTD., an Alabama limited partnership

By:       ala Bama III Management, Inc.

            an Alabama corporation

By:________________________________

            Roy Hockman, President

PENSACOLA STEAKHOUSE, LTD., a Florida limited partnership

By:       Panhandle Restaurant Management,

Inc., a Florida corporation

By:________________________________

            Roy Hockman, President

TIGER STEAK, LTD., an Alabama limited partnership

By:       Tiger Steak, Inc.

            an Alabama corporation

By:________________________________

            Roy Hockman, President

HOUSTON COUNTY STEAKHOUSE, LTD., an Alabama limited partnership

By:       Houston County Steakhouse, Inc.

            an Alabama corporation

By:________________________________

            Roy Hockman, President

FULTONDALE STEAKHOUSE, LTD., an Alabama limited partnership

By:       ala Bama III Management, Inc.

            an Alabama corporation

By:________________________________

            Roy Hockman, President

OXFORD STEAKHOUSE, LTD., an Alabama limited partnership

By:       ala Bama III Management, Inc.

            an Alabama corporation

By:________________________________

            Roy Hockman, President

SHEFFIELD STEAKHOUSE, LTD., an Alabama limited partnership

By:       ala Bama III Management, Inc.

            an Alabama corporation

By:________________________________

            Roy Hockman, President

DESTIN STEAKHOUSE, LTD., a Florida limited partnership

By:       Panhandle Restaurant Management,

Inc., a Florida corporation

By:________________________________

            Roy Hockman, President

BIRMINGHAM I AND II MANAGEMENT, INC.,

an Alabama corporation

By:________________________________

Roy Hockman, President

ALA BAMA III MANAGEMENT, INC.

an Alabama corporation

By:________________________________

Roy Hockman, President

PANHANDLE RESTAURANT MANAGEMENT, INC., a Florida corporation

By:________________________________

Roy Hockman, President

TIGER STEAK, INC.

an Alabama corporation

By:________________________________

Roy Hockman, President

HOUSTON COUNTY STEAKHOUSE, INC.

an Alabama corporation

By:________________________________

            Roy Hockman, President

_________________________________________

Roy C. Hockman, Individually with respect to Section 4.11(b) and Section 13

JOINDER

            The undersigned, constituting the “Real Estate Owners” named in the above and foregoing Asset Purchase Agreement, hereby join in this Agreement for the express and limited purpose of agreeing to convey the Related Real Estate and their interests in the Leasehold Estate Real Estate to the Buyer in accordance with Sections 2.1(a) and (b) of this Agreement.  The undersigned shall have no liability with respect to any of the representations and warranties set forth herein nor shall the undersigned have any other liability of any description with respect to the Asset Purchase Agreement other than said obligation to convey as set forth in said Sections.  The parties agree that the undersigned shall each receive in return for said conveyance that portion of the Purchase Price allocated to said properties in accordance with Exhibit B hereto, net of closing costs attributable to the conveyance of said properties.

AUSSIE RESTAURANT MANAGEMENT, INC.,

an Alabama corporation

By:________________________________

Roy Hockman, President

OUTBACKERS DEVELOPMENT CO. LLP,

an Alabama limited liability partnership

By:________________________________

Roy Hockman, ____________

EXHIBIT A

The Restaurants

Birmingham I & II Steakhouses, Ltd.      1255 BIRMINGHAM I

281 Lakeshore Parkway

Birmingham AL 35209

Birmingham I & II Steakhouses, Ltd.      1256 BIRMINGHAM II

1944 Hoover Court

Hoover, AL 35216

ala BAMA III Steakhouse Ltd,              1257 HUNTSVILLE

4777 Whitesburg

Huntsville, AL 35802

Montgomery Steakhouse, Ltd.                1258 MONTGOMERY

1040 East Boulevard

Montgomery, AL 36117

Mobile Steakhouse, Ltd.             1259 MOBILE

901 Montilmar Drive

Mobile, AL 36609

Inverness Steakhouse, Ltd.                    1260 BIRMINGHAM III

5231 Highway 280 S.

Birmingham, AL 35242

Tuscaloosa Steakhouse, Ltd.                  1261 TUSCALOOSA

5001 Oscar Baxter Drive

Tuscaloosa, AL 35405

Pensacola Steakhouse, Ltd.                    1262 PENSACOLA

601 Gregory Street

Pensacola, FL 32501

Destin Steakhouse, Ltd.                         1268 DESTIN

35908 Emerald Coast Parkway

Destin, FL 32541

Tiger Steak, Ltd.                                   1263 OPELIKA

2155 Pepperell Parkway

Opelika AL, 36801

Fultondale Steakhouse, Ltd.                    1265 FULTONDALE

1725 Fultondale Road

Fultondale, AL 35068

Sheffield Steakhouse, Ltd.                      1267 SHEFFIELD

4838 Hatch Ave

Sheffield, AL 35660

Real Property Owned by Real Estate Owners

Houston County Steakhouse, Ltd.           1264 DOTHAN

2925 Ross Clark Circle

Dothan, AL 36301

Oxford Steakhouse, Ltd.                        1266 OXFORD

196 Springbranch Drive

Oxford, AL 36203

EXHIBIT B

Allocation Of Purchase Price

Payoff of Promissory Note                                            $1,000,000 plus accrued but unpaid interest

Payment for real estate to Real Estate Owners               $2,304,142

The remainder of the Purchase Price (after the payments listed above and subject to adjustments or payments made by the Buyer on behalf of the Partnerships, General Partners or Real Estate Owners pursuant to an agreed upon Closing Statement) shall be divided among the Partnerships according to the following percentages:

1255                 Birmingham I                6.4%

1256                 Birmingham II               5.9%

1257                 Huntsville                      10.8%

1258                 Montgomery                 12.7%

1259                 Mobile                          7.0%

1260                 Birmingham III              5.7%

1261                 Tuscaloosa                    8.4%

1262                 Pensacola                     6.9%

1263                 Opelika                         8.2%

1264                 Dothan                         6.5%

1265                 Fultondale                     7.1%

1266                 Oxford                          4.5%

1267                 Sheffield                       4.4%

1268                 Destin                           5.5%

                  100%

EXHIBIT C

Proprietor’s Employment Agreement

EXHIBIT D

Operations Director Employment Agreement

EXHIBIT E

Management Agreement

EXHIBIT F

Transfer Agreement

Asset Purchase Agreement 6-16-03